SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

Commission File Number: 000-50431

International Debt Exchange Associates, Inc.

(Exact name of registrant as specified in its charter)

                                                  Texas                             32-0034926

                                    (State of Jurisdiction of                 (I.R.S. Employer Identification No.)

                                                    incorporation or organization)

7531 Aberdon Road, Dallas, Texas            75252

      (Address of principal executive offices)        (Zip Code)

972.735.9064

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01 Other Events

Stock Split. On February 15, 2005, International Debt Exchange Associates, Inc. furnished on Form 8-K under Item 8.01, regarding a stock split which the Board of Directors of International Debt Exchange Associates, Inc., (the "Registrant") approved a 5,000 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of 5,000 shares for each share of common stock outstanding as of record date. International Debt Exchange Associates, Inc. is filing this Form 8-K/A to report a correction. The Company misreported the number of shares after the stock split increase to 14,477,335,000 shares. The correct number of shares is 15,477,335,000 after the stock split. The dividend was payable on February 15, 2005 for shareholders of record on February 11, 2005. The par value Registrant's common stock had been changed to no par value. Fractional shares were rounded upward. This action was facilitated by a recent change to the Registrant's Articles of Incorporation, increasing the Registrant's authorized stock to 85,000,000,000 shares of common stock, which was given effect on January 26, 2005 by filing a certificate of amendment with the Texas Secretary of State.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto, duly authorized.

                                                                            International Debt Exchange Associates, Inc.

                       a Texas Corporation

                                                                                April 8, 2005                                                                                                                                By: /s/Ken Graham

                        Ken Graham, President